UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2007

Applied Materials, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-06920	94-1655526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3050 Bowers Avenue P.O. Box 58039 Santa Clara, CA	95052-8039
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 727-5555

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 26, 2007, Applied Materials, Inc. (“Applied”) entered into a five-year U.S. $1,000,000,000 Credit Agreement (“Credit Agreement”) with Citicorp USA, Inc. (“Citicorp”) as Administrative Agent; The Bank of Tokyo-Mitsubishi UFJ, Ltd. (“BTMU”) as Syndication Agent; and 10 other lenders named therein headquartered in the U.S., China and Singapore (collectively, the “lenders”).

The Credit Agreement provides for borrowings (advances) not to exceed U.S. $1,000,000,000 at interest rates keyed to one of two rates selected by Applied for each advance, plus a margin as applicable. The Credit Agreement also requires Applied to pay certain fees and expenses customary for these types of facilities. Applied may repay advances and may re-borrow under the Credit Agreement. Advances under the Credit Agreement will be unsecured.

The Credit Agreement contains customary affirmative and negative covenants for credit facilities of this type. The Credit Agreement also requires maintenance of a funded-debt-to-adjusted-earnings ratio. A default under the Credit Agreement may be triggered by events such as a failure to comply with covenants, a failure to pay certain financial obligations, or an acceleration of certain debt obligations. A default under the Credit Agreement would permit the lenders to terminate their commitment to advance funds to Applied and would require repayment of any outstanding amounts due under the Credit Agreement.

Applied expects to use any advances under the Credit Agreement for general corporate purposes. The Credit Agreement is scheduled to expire on January 26, 2012, at which time all outstanding amounts under the Credit Agreement, if any, will become due and payable.

The Credit Agreement replaces a $100,000,000 364-Day Credit Agreement dated September 14, 2006 between Applied and Citicorp (the “2006 Agreement”), described further below.

Citicorp, BTMU and certain other lenders or their affiliates have engaged in, and/or in the future may engage in, banking and other transactions with Applied, including previous credit facilities. These parties have received, and/or in the future may receive compensation from Applied for these services.

Item 1.02 Termination of a Material Definitive Agreement.

As discussed under Item 1.01 above, the 2006 Agreement, which was scheduled to expire on September 16, 2007, was terminated as of January 26, 2007 and replaced by the Credit Agreement. Applied received no advances under the 2006 Agreement. The 2006 Agreement is described in Applied’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 15, 2006 (File No. 000-06920), and such description is incorporated herein by this reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As discussed under Item 1.01 above, on January 26, 2007, Applied entered into the Credit Agreement. The information set forth in Item 1.01 is incorporated herein by reference. Applied has not received any advances under the Credit Agreement as of this date.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Senior Executive Bonus Plan - Fiscal Year 2007 Performance Goals

On January 23, 2007, the Human Resources and Compensation Committee (the “Committee”) of the Board of Directors of Applied approved performance goals and a bonus formula under Applied’s Senior Executive Bonus Plan (the “Bonus Plan”) that will be used to calculate bonus awards for Applied’s named executive officers for fiscal 2007.

As set forth in the Bonus Plan, which was most recently approved by Applied’s stockholders at the 2002 Annual Meeting of Stockholders, the Committee may choose from a range of specified and defined performance measures in setting the performance goals.

For Michael R. Splinter, President and Chief Executive Officer, the Committee chose three primary measures: Applied’s earnings per share (weighted at 50%), annual revenue growth of Applied relative to its major competitors (weighted at 25%), and certain strategic goals (weighted at 25%), including entry into new markets, and strong operational and financial performance.

For George S. Davis, Senior Vice President, Chief Financial Officer, the Committee chose two primary measures (each weighted at 50%): Applied’s earnings per share and certain strategic goals, including revenue targets for Applied and for particular business units.

For Franz Janker, Executive Vice President, Sales and Marketing, the Committee chose two primary measures (each weighted at 50%): certain company-wide strategic goals, including annual revenue growth of Applied relative to its major competitors, and certain business-unit-specific strategic goals, including revenue growth and growth of new orders.

For Farhad Moghadam, Senior Vice President, General Manager Thin Films Product Business Group and Foundation Engineering, the Committee chose two primary measures (each weighted at 50%): certain company-wide strategic goals, including annual revenue growth of Applied relative to its major competitors, and certain business-unit-specific strategic goals, including revenue growth, growth of new orders and improvements in operational performance.

For Thomas St. Dennis, Senior Vice President, General Manager Etch, Cleans, Front End and Implant Product Business Groups, the Committee chose two primary measures (each weighted at 50%): certain company-wide strategic goals, including annual revenue growth of Applied relative to its major competitors, and certain business-unit-specific strategic goals, including revenue growth, growth of new orders and improvements in operational performance.

The bonus formula also considers Applied’s total shareholder return relative to the peer group described below under the section entitled “Employee Stock Incentive Plan – Performance-Based Equity Awards,” and if results are above the 55th percentile position, additional bonus amounts may be earned to the extent that the actual level of total shareholder return exceeds this threshold. Even if the goals described above are achieved, no bonus will be paid under the Bonus Plan unless Applied achieves a specified level of profit after tax. The bonus to Mr. Splinter under the Bonus Plan could range from zero to 525% of his annual base salary. The bonus for the other named executive officers could range from zero to 375% of annual base salary, depending on the officer. However, no bonus paid under the Bonus Plan to any individual may exceed $5 million. For all of the officers, the maximum bonus will be payable only if actual performance significantly exceeds all targeted goals and total shareholder return is above the 55th percentile in the above-mentioned peer group.

The actual bonuses paid (if any) will vary depending on the extent to which actual performance meets, exceeds or falls short of the goals described above. Extraordinary, non-recurring items generally will be excluded when determining actual performance, unless otherwise determined by the Committee during its regular review of actual performance compared to the specified goals. In addition, the Committee retains discretion to reduce or eliminate (but not increase) the bonus that otherwise would be payable under the Bonus Plan based on actual performance. An executive must remain an employee for all of fiscal year 2007 in order to be eligible for any bonus under the Bonus Plan.

Employee Stock Incentive Plan - Performance-Based Equity Awards

On January 25, 2007, the Committee approved new grants of equity awards for Applied’s named executive officers. These awards will vest only if specific performance goals set by the Committee are achieved. The goals require the achievement of specified levels of Applied’s annual operating profit relative to the operating profit performance of certain other companies and also that the officer remain an employee of Applied through the vesting date. The awards will not vest if the performance goals are not achieved, even if the officer otherwise remains an employee of Applied. The following sets forth the maximum number of shares that may be earned under these grants:

Executive Officer	Maximum Number of Shares that may be Earned
Michael R. Splinter	500,000
George S. Davis	200,000
Franz Janker	300,000
Farhad Moghadam	225,000
Thomas St. Dennis	225,000

All of the above awards are in the form of performance shares (also sometimes referred to as restricted stock units) except that 30% of Mr. Splinter’s award will be in the form of shares of restricted stock. Performance shares and shares of restricted stock are similar, except that performance shares are awards that are paid in shares of Applied common stock once the applicable vesting criteria have been met, while restricted stock consists of shares of Applied common stock that are issued promptly after the grant date but are subject to forfeiture if the applicable vesting criteria are not met. All of the awards were granted under the Applied Materials, Inc. Employee Stock Incentive Plan (the “Incentive Plan”) that has been approved by stockholders, and all awards are subject to standard forms of agreement under the Incentive Plan.

Vesting of the awards depends on Applied’s annual operating profit performance as compared to operating profit performance by a group of Applied’s peer companies. The peer group consists of more than twenty major companies in the high technology industry with which Applied competes for executive talent. The Committee previously selected the peer group for purposes of benchmarking Applied’s executive and non-employee director compensation.

Beginning with fiscal 2007, Applied’s annual operating profit will be measured each fiscal year for four consecutive years. The awards may vest in full only if Applied’s operating profit results in Applied achieving a ranking at or above the 65th percentile of operating profit for the peer group (the “performance target”). If Applied fully meets or exceeds this performance target for any year within the four year period, the maximum number of shares will become eligible to vest, provided that the officer remains an employee of Applied through December 19, 2010. Assuming that the performance target has been fully satisfied, up to 1/4 of the shares may vest for each year that has elapsed since December 19, 2006. For example, if the performance target were met fully by the end of fiscal 2008, one-half of the shares would vest on December 19, 2008, provided the officer remains an employee of Applied through that date. The remaining shares would vest in equal installments on December 19, 2009 and December 19, 2010, provided the officer remains an employee of Applied through those dates. However, no shares will vest unless the performance target is satisfied, even if the officer remains an employee of Applied.

If the performance target is not fully met but is above a required minimum ranking in a given year within the four year period, a portion of the shares underlying the award will then become eligible to vest in accordance with the four year vesting period described above. However, for each five percentile position that Applied is below the performance target described above, the percentage of shares that will become eligible to vest will be reduced significantly. Specifically, for each five percentile points by which Applied’s rank position within the peer group falls short of the performance target described above, the percentage of shares that will become eligible that year to vest will be reduced by 15%. For example, if Applied’s percentile rank is only 55th, only 70% of the shares will become eligible that year to vest in accordance with the four year vesting period described above. Moreover, if Applied’s operating profit is below a minimum ranking (which is the 40th percentile) within the peer group, performance will deemed to have failed for that year and no additional shares will become eligible in that year to vest under the four year vesting period described above. In addition, if there is an operating loss in a given year, performance also will be deemed to have failed for that year, even if Applied’s performance ranks above the rest of the peer group. If performance falls below the performance target in a particular year, any shares that did not become eligible to vest due to the under-performance still may become eligible to vest if actual performance meets or exceeds the performance target in subsequent years. However, any shares that have not vested or become eligible to vest by the end of fiscal 2010 will be forfeited on that date (or if earlier, on the date the officer’s employment with Applied terminates).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Materials, Inc. (Registrant)

Date: January 29, 2007	By:	/s/ JOSEPH J. SWEENEY
Joseph J. Sweeney
Senior Vice President, General Counsel and Corporate Secretary